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                                                                     EXHIBIT 5.6

                  (FRESHFIELDS BRUCKHAUS DERINGER LETTERHEAD)

10 July 2003


RE:  -BURNS PHILP DEUTSCHLAND GMBH, BURNS PHILP DEUTSCHLAND GRUNDBESITZ GMBH,
      DEUTSCHE HEFEWERKE VERWALTUNGS GMBH AND BURNS PHILP DEUTSCHLAND EXPORT NAHRUNGSMITTEL-VERTRIEBSGESELLSCHAFT MBH AS GUARANTORS OF BURNS PHILP CAPITAL PTY. LTD. US$400 MILLION 9 3/4% SENIOR SUBORDINATED NOTES DUE 2012

     -EXHIBIT TO THE REGISTRATION STATEMENT: FILE NO: 333-98141, INITIAL FILING
      DATE: 9 AUGUST 2002


Ladies and Gentlemen:

We have acted as special German counsel to Burns Philp & Co. Ltd., Sydney in connection with the issuance by Burns Philp Capital Pty. Ltd., an Australian corporation (the "ISSUER"), of US$400 million in the aggregate principal amount of 9 3/4% Senior Subordinated Notes due 2012 (the "NOTES") and the guaranty of the Notes (the "GUARANTY") by Burns Philp Deutschland GmbH, Hamburg ("BPD"), Burns Philp Deutschland Grundbesitz GmbH, Hamburg ("BPDG"), Deutsche Hefewerke Verwaltungs GmbH, Hamburg ("DHW GMBH"), Deutsche Hefewerke GmbH & Co. OHG, Hamburg ("DHW OHG") and Burns Philp Deutschland Export Nahrungsmittel-Vertriebsgesellschaft mbH ("BPDE") (BPD,
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BPDG, DHW GmbH, DHW OHG and BPDE collectively the "COMPANIES") pursuant to the
Indenture (together with the Guaranty included therein, the "INDENTURE") dated 21 June 2002 among the Issuer, the guarantors named therein (the "GUARANTORS") and The Bank of New York, as trustee.

1.    DOCUMENTS REVIEWED

      In rendering this opinion, we have examined the following documents:

      a) the Indenture and the Supplemental Indenture of Additional Subsidiary Guarantors dated 7 February 2003 ("SUPPLEMENTAL INDENTURE");

      b) a certified copy of an excerpt from the Commercial Register of the Local Court (Amtsgericht) of Hamburg dated 6 February 2003 on BPD;

      c) a certified copy of an excerpt from the Commercial Register of the Local Court (Amtsgericht) of Hamburg dated 6 February 2003 on BPDG;

      d) a certified copy of an excerpt from the Commercial Register of the Local Court (Amtsgericht) of Hamburg dated 6 February 2003 on DHW GmbH;

      e) a certified copy of an excerpt from the Commercial Register of the Local Court (Amtsgericht) of Hamburg dated 6 February 2003 on DHW OHG;

      f) a certified copy of an excerpt from the Commercial Register of the Local Court (Amtsgericht) of Hamburg dated 6 February 2003 on BPDE;

      g)    a copy of a shareholders' resolution of BPD dated 12 June 2002;

      h)    a copy of a shareholders' resolution of BPDG dated 12 June 2002;

      i)    a copy of a shareholders' resolution of DHW GmbH dated 12 June 2002;

      j)    a copy of a shareholders' resolution of DHW OHG dated 13 June 2002;

      k)    a copy of a shareholders' resolution of BPDE dated 6 February 2003;
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      l)    a copy of the articles of association of BPD dated 22 September
            1997;

      m)    a copy of the articles of association of BPDG dated 24 September
            1997;

      n)    a copy of the articles of association of DHW GmbH dated 17 February
            1998;

      o)    ;a copy of the articles of association of BPDE dated 26 August 1999;

      p)    a copy of the articles of partnership of DHW OHG dated 3 June 1995

      q) a power of attorney of BPD, BPDG, DHW GmbH and DHW OHG dated 20 June 2002;

      r)    a power of attorney of BPDE dated 6 February 2003;

      s) a statement of John McKenna dated 10 July 2003 confirming that (i) the articles of association of BPD, BPDG, DHW GmbH and BPDE referred to in lit. l) to o) have not been changed, that the articles of partnership of DHW OHG have not been changed until 30 June 2003 and
            (ii) that the Shareholders' Resolutions referred to in lit. g) to
            k), the powers of attorney referred to in lit. q) and r) above and the Indenture and the Supplemental Indenture referred to in lit. a) above have not been revoked, rescinded, repealed, terminated, amended or supplemented by the Companies;

      t) an agreement concerning the withdrawal of BPDE from DHW OHG dated 30 June 2003.

      The shareholders' resolutions listed under lit. g) to k) above are hereinafter collectively referred to as the "SHAREHOLDERS' RESOLUTIONS". The articles of association and articles of partnership listed under lit.
      l) to p) above are hereinafter collectively referred to as the "ARTICLES OF ASSOCIATION".

2.    ASSUMPTIONS

      In considering the above documents and rendering this opinion we have with your consent and without further enquiry assumed:
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      a)    the conformity to originals of documents supplied to us as copies;

      b) the genuineness of all signatures on, and the authenticity and completeness of, all documents submitted to us whether as originals or copies;

      c) that the Statement of John McKenna referred to in no. 1 lit. s) above is true, accurate and correct;

      d) that the excerpts from the Commercial Register of the Local Court (Amtsgericht) of Hamburg referred to under no. 1 lit. b) to f) above are accurate and complete as of their respective dates and that, except as reflected in the document referred to in no. 1 lit.
            t) above, no changes to the facts related therein have occurred between the dates when such excerpts were issued and the date hereof;

      e) the full legal capacity of all individuals who have executed and delivered the Indenture and the Supplemental Indenture and the Shareholders' Resolutions on behalf of the parties thereto;

      f) that the validity of the Shareholders' Resolutions is not affected by any violation of procedural or substantive requirements which is not evident from the face of the Shareholders' Resolutions;

3.    LAWS CONSIDERED

      The undersigned is admitted to the bar in Dusseldorf, Germany, and licensed as an attorney in Germany. This opinion is, therefore, limited to matters of German law as presently in effect. We have not investigated and do not express or imply an opinion with respect to the laws of any other jurisdiction.
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4.    OPINION STATEMENTS

      Based on the foregoing and subject to the limitations and qualifications stated herein and to any factual matters or documents not disclosed to us, we are of the opinion that:

      a) BPD, BPDG, DHW GmbH and BPDE are limited liability companies (Ge-sellschaften mit beschrankter Haftung) duly incorporated and registered under German law. Until 30 June 2003 DHW OHG was a general commercial partnership (Offene Handelsgesellschaft) duly established and registered under German law. On 30 June 2003 DHW OHG ceased to exist as a result of a merger of two German Burns Philp group companies and as from that date its assets, obligations and liabilities transferred to DHW GmbH by operation of law.

      b) The Indenture or the Supplemental Indenture, as the case may be, has been duly executed on behalf of the Companies and has been duly authorized by all necessary corporate action on behalf of the Companies. Subject to para. 4 c) below, BPD, BPDG, DHW GmbH and BPDE have full power and all necessary consents and approvals to execute, deliver and perform their obligations under the Indenture or the Supplemental Indenture, as the case may be.

            It should, however, be noted that, under German conflict of laws rules, the validity and interpretation of a power of attorney authorizing a contract is normally governed by the law of the country where the contract is to be executed. Any choice of law included in the power of attorney may thus be disregarded by German courts. Hence a German court may disregard the choice of German law included in the power of attorney and take the opinion that validity and interpretation of the power of attorney be governed by Australian law as the law of the country where the Indenture and the Supplemental Indenture were executed.

      c) The choice of New York law to govern the Indenture and the Supplemental Indenture will be recognised and upheld by the German courts and New York law will be applied by the German courts to the Indenture and the Supplemental Indenture so that the validity, binding effect and enforceability of the
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            Indenture and the Supplemental Indenture will be determined by New
            York law, provided always that (i) the application of New York law does not lead to a result which is incompatible with German public policy (ordre publique) and (ii) a German court may give effect to mandatory rules of German law or of the laws of another jurisdiction to which the case is connected, if and to the extent that those rules must be applied regardless of the law chosen. Subject to this, the execution, delivery and performance of the guarantee does not conflict with the charter and by-laws of the Companies or German law.

5.    QUALIFICATIONS

      The opinion expressed herein is subject to the following limitations and qualifications:

      a) The opinion expressed herein may be affected or limited by the provisions of any applicable bankruptcy, insolvency, reorganisation, moratorium, fraudulant conveyance laws, and other or similar laws of general application affecting the enforcement or protection of creditor's rights. In particular, a German insolvency administrator for any of the Companies may challenge the validity of the Guaranty given by the respective Company in the Indenture or the Supplemental Indenture, as the case may be, if it has been granted during the last three months preceding the insolvency application, or at any time thereafter.

      b) In this opinion concepts of German law are addressed in the English language and not in the original German terms, which may differ in their exact legal meaning. This opinion may, therefore, only be relied upon under the express condition that any issues of interpretation arising hereunder will be governed by German law and be brought before a German court. The courts of Dusseldorf, Germany, shall have exclusive jurisdiction with respect to any matters of liability arising hereunder.

      c) While we have reviewed such documents as one would reasonably review pursuant to German law and German diligent practice for the purpose of rendering this opinion, we cannot exclude that there are documents and/or circumstances which have not come to our attention and which, would we know
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            them, would alter the opinion expressed herein. Nothing herein should be taken as expressing an opinion with respect to the representations and warranties, or other factual statements, contained in any of the documents referred to above.

      d) This opinion speaks as of its date and relates only to the laws of the Federal Republic of Germany in force and as applied as at the date hereof. It is rendered in connection with the transaction contemplated in the Indenture and the Supplemental Indenture and is limited to the matters addressed herein and is not to be read as an opinion in respect of any other matter. In particular, this opinion is not to be read as an opinion in respect of the validity and/or enforceability of the Indenture or the Supplemental Indenture or any of their terms or provisions.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement No. 333-98141 filed with the Securities and Exchange Commission by the Issuer and the Guarantors. In giving this consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act of the United States, or the rules and the regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

Freshfields Bruckhaus Deringer



By /s/ Dr. Ulrich von Schonfeld
   ________________________________
       Dr. Ulrich von Schonfeld